As filed with the Securities and Exchange Commission on July 30, 2010
Registration No. 333 - __________

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

WORTHINGTON INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)

Ohio	31-1189815

(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

200 Old Wilson Bridge Road, Columbus, Ohio	43085

(Address of Principal Executive Offices)	(Zip Code)
Worthington Industries, Inc.
Deferred Profit Sharing Plan

(Full title of the plan)
Dale T. Brinkman, Esq.
Vice President — Administration,
General Counsel and Secretary
Worthington Industries, Inc.
200 Old Wilson Bridge Road
Columbus, Ohio 43085

(Name and address of agent for service)
Copy to:
Elizabeth Turrell Farrar, Esq.
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
Columbus, Ohio 43215
(614) 438-3210

(Telephone number, including area code, of agent for service)
Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.
Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

Calculation of Registration Fee

		Proposed	Proposed
		maximum	maximum
	Amount	offering	aggregate	Amount of
Title of securities	to be	price	offering	registration
to be registered (1)	registered (2)	per share (3)	price (3)	fee
Common Shares, without par value	2,500,000	$14.715	$36,787,500	$2,623.00

(1)	In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement on Form S-8 also covers an indeterminate amount of interests to be offered or sold pursuant to the Worthington Industries, Inc. Deferred Profit Sharing Plan described herein.

(2)	In addition, pursuant to Rule 416(a) under the Securities Act, this Registration Statement on Form S-8 also covers an indeterminate number of additional common shares that may become issuable under the terms of the Worthington Industries, Inc. Deferred Profit Sharing Plan to prevent dilution resulting from any stock split, stock dividend, recapitalization or other similar transaction or adjustment affecting the common shares.

(3)	Estimated solely for the purpose of calculating the aggregate offering price and the registration fee pursuant to Rules 457(c) and 457(h) promulgated under the Securities Act and computed on the basis of $14.715, which is the average of the high and low sales prices for a common share of Worthington Industries, Inc. as reported on the New York Stock Exchange on July 26, 2010.

Part I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     This Registration Statement on Form S-8 (this “Registration Statement”) is being filed by Worthington Industries, Inc. (the “Registrant”) with respect to the Worthington Industries, Inc. Deferred Profit Sharing Plan (the “Plan”). The document(s) containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b)(1) promulgated by the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”). Such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 promulgated by the Commission under the Securities Act. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.
Part II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents, filed by the Registrant and the Worthington Industries, Inc. Deferred Profit Sharing Plan with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof:
•	the Annual Report on Form 10-K of the Registrant for the fiscal year ended May 31, 2010, filed with the Commission on July 30, 2010 (SEC File No. 001-08399);

•	the Current Report on Form 8-K filed by the Registrant with the Commission on June 22, 2010 (SEC File No. 001-08399);

•	the Annual Report on Form 11-K of the Worthington Industries, Inc. Deferred Profit Sharing Plan for the fiscal year ended December 31, 2009, filed with the Commission on June 23, 2010 (SEC File No. 033-57981); and

•	the description of the Registrant’s common shares, without par value, contained in the Registrant’s Registration Statement on Form S-3 (SEC Registration No. 333-165942) filed by the Registrant with the Commission on April 8, 2010, together with any subsequent amendment or report filed for the purpose of updating such description.
     All documents which may be filed by the Registrant or the Worthington Industries, Inc. Deferred Profit Sharing Plan with the Commission pursuant to Section 13(a), Section 13(c), Section 14 or Section 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered under the Worthington Industries, Inc. Deferred Profit Sharing Plan pursuant to this Registration Statement have been sold or which deregisters all securities then remaining unsold, shall also be deemed to be incorporated by reference in this Registration Statement and to be made a part hereof from the date of filing of such documents. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished to, rather than filed with, the Commission, such information or exhibit is specifically not incorporated by reference into this Registration Statement.
     Any statement contained in a document incorporated or deemed to be incorporated in this Registration Statement by reference, or contained in this Registration Statement, shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any subsequently filed document which also is or is deemed to be incorporated by reference in this Registration Statement modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. Description of Securities.
     Not Applicable.
Item 5. Interests of Named Experts and Counsel.
     Not Applicable.
Item 6. Indemnification of Directors and Officers.
     Under Section 1701.13(E) of the Ohio Revised Code (the “OGCL”), directors, officers, employees and agents of Ohio corporations have an absolute right to indemnification for expenses (including attorneys’ fees) actually and reasonably incurred by them in connection with any action, suit or proceeding to the extent they are successful in defense of the action, suit or proceeding, including derivative actions, brought against them, or in defense of any claim, issue or matter asserted in any such action, suit or proceeding. A director, officer, employee or agent is entitled to such indemnification if such person’s success is “on the merits or otherwise.” Directors (but not officers, employees or agents) are entitled to mandatory payment of expenses by a corporation as they are incurred, in advance of the final disposition of the action, suit or proceeding, provided the directors agree to cooperate with the corporation concerning the matter and to repay the amount advanced if it is proved by clear and convincing evidence that the directors’ act or failure to act was done with deliberate intent to cause injury to the corporation or with reckless disregard for the corporation’s best interests.
     Section 1701.13(E) of the OGCL permits a corporation to indemnify directors, officers, employees or agents of the corporation or individuals who are or were serving at the request of the corporation as a director, trustee, officer, employee, member, manager or agent of another corporation or entity in circumstances where indemnification is not mandated by the statute if certain statutory standards are satisfied. A corporation may grant indemnification in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, investigative or administrative, other than derivative actions, if the indemnitee acted in good faith and in a manner the indemnitee reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the indemnitee’s conduct was unlawful. Such indemnification is permitted against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the indemnitee in connection with the action, suit or proceeding. A corporation may also provide indemnification in derivative actions for expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of an action or suit if the officer, director, employee or agent acted in good faith and in a manner such person reasonably believed to be in, or not opposed to, the best interests of the corporation. Ohio law does not expressly authorize indemnification against judgments, fines and amounts paid in settlement of derivative actions. A corporation may not indemnify a director, officer, employee or agent in derivative actions for expenses (including attorneys’ fees) if such person is adjudged to be liable for negligence or misconduct in the performance of such person’s duties to the corporation unless, and only to the extent that, a court determines that, despite the adjudication of liability, but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity as the court deems proper. In addition, a corporation may not indemnify a director in any action or suit in which the only liability asserted against the director is for approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL.
     Section 1701.13(E) of the OGCL permits a corporation to pay expenses (including attorneys’ fees) incurred by a director, officer, employee or agent as they are incurred, in advance of the final disposition of the action, suit or proceeding, as authorized by the corporation’s directors and upon receipt of an undertaking by such person to repay such amount if it is ultimately determined that such person is not entitled to indemnification.
     Section 1701.13(E) of the OGCL states that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights granted to persons seeking indemnification under a corporation’s articles or regulations, any agreement, a vote of the corporation’s shareholders or disinterested directors or otherwise.
     Section 1701.13(E) of the OGCL grants express power to a corporation to purchase and maintain insurance or furnish similar protection, including, but not limited to, trust funds, letters of credit and self-insurance, for director, officer, employee or agent liability, regardless of whether that individual is otherwise eligible for indemnification by the corporation.
     The Registrant’s Code of Regulations (the “Regulations”) provides for broader indemnification than specifically afforded under Section 1701.13(E) of the OGCL. The Regulations provide that the Registrant must indemnify officers and directors against expenses (including attorneys’ fees, filing fees, court reporters’ fees and transcript costs), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with any pending, threatened or completed action, suit or proceeding (whether criminal, civil, administrative or investigative and whether a derivative suit or not) by reason of the fact that any such individual is or was a director, officer, employee, agent or volunteer of the Registrant or is or was serving at the request of the Registrant as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or other entity so long as such individual’s act or omission giving rise to the claim for indemnification was not occasioned by such individual’s intent to cause injury to, or by such individual’s reckless disregard for the best interests of, the Registrant and, with respect to any criminal matter, such individual had no reasonable cause to believe such individual’s conduct was unlawful. The Regulations forbid the Registrant from indemnifying an officer or director in a derivative action if such person is adjudged to be liable for an act or omission occasioned by such person’s deliberate intent to cause injury to, or by such person’s reckless disregard for the best interests of, the Registrant unless and only to the extent the Court of Common Pleas in Franklin County, Ohio, or the court in which the action was brought, despite such adjudication of liability and in view of all the circumstances, concludes that such person is fairly and reasonably entitled to such indemnity as the court deems proper.
     The Regulations recite a presumption (which may only be rebutted by clear and convincing evidence) that no act or omission by a person claiming indemnification was occasioned by an intent to cause injury to, or by a reckless disregard for the best interests of, the Registrant and, with respect to any criminal matter, that such person had no reasonable cause to believe his or her conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendre or its equivalent, does not, by itself, rebut this presumption.
     The Regulations state that, to the extent an officer or director is successful on the merits or otherwise in defense of any action, suit or proceeding or in defense of any claim, issue or matter therein, such officer or director must be promptly indemnified by the Registrant against expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) actually and reasonably incurred by him or her in connection therewith.
     The Regulations state that an indemnitee’s expenses (including, without limitation, attorneys’ fees, filing fees, court reporters’ fees and transcript costs) must be paid by the Registrant in advance of the final disposition of the action, suit or proceeding to or on behalf of the officer or director promptly as such expenses are incurred, but only if such officer or director first agrees, in writing, to repay all amounts so paid in respect of any claim, issue or other matter asserted in such action, suit or proceeding in defense of which such person shall have not been successful on the merits or otherwise, if it is proved by clear and convincing evidence in a court of competent jurisdiction that, in respect of any such claim, issue or other matter, such person’s relevant action or failure to act was occasioned by his or her deliberate intent to cause injury to the Registrant or his or her reckless disregard for the best interests of the Registrant, unless, and only to the extent that, the Court of Common Pleas of Franklin County, Ohio or the court in which such action or suit was brought determines that, despite such determination and in view of all of the circumstances, such officer or director is fairly and reasonably entitled to all or part of such indemnification.
     The Regulations state that the indemnification provided thereby is not exclusive of, and is in addition to, any other rights to which any person seeking indemnification may be entitled under the Registrant’s articles or regulations, any agreement, a vote of the Registrant’s disinterested directors or otherwise. Additionally, the Regulations provide that the Registrant may purchase and maintain insurance or furnish similar protection on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Registrant, or who is or was serving as a director, trustee, officer, employee, member, manager, agent or volunteer of another corporation or entity at the request of the Registrant, against any liability asserted against such person and incurred by such person in such capacity, or arising out of such person’s status as such, whether or not the Registrant would have the obligation or power to indemnify such person under the Regulations. The Regulations also authorize the Registrant to purchase and maintain trust funds, letters of credit or self-insurance on behalf of any person who is or was a director, officer, employee, agent or volunteer of the Registrant or who is serving or has served another entity at the Registrant’s request.
     The Registrant has entered into indemnification agreements with each of its directors and executive officers. The indemnification agreements generally obligate the Registrant to hold harmless and indemnify such directors and executive officers against specified expenses and liabilities they may incur in the performance of their duties to the greatest extent permitted by Ohio law, provided that (1) such directors and executive officers acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Registrant and, with respect to any criminal proceeding, had no reasonable cause to believe their conduct was unlawful and (2) with respect to proceedings by or in the right of the Registrant (a) such executive officers were not adjudged to be liable to the Registrant for negligence or misconduct in the performance of their duties to the Registrant or (b) such directors were not adjudged to be liable to the Registrant for (i) an act or omission undertaken with deliberate intent to cause injury to the Registrant or with reckless disregard for the best interests of the Registrant or (ii) approving unlawful loans, dividends or distributions of assets under Section 1701.95 of the OGCL. The indemnification agreements also require the Registrant to advance expenses to a director or executive officer prior to the final disposition of a proceeding if specified conditions are satisfied. The indemnification agreements provide procedures for determining a director’s or executive officer’s entitlement to indemnification and specify certain remedies relating to indemnification and advancement of expenses. The indemnification agreements do not exclude any other rights to indemnification or advancement of expenses to which a director or executive officer may be entitled under the Registrant’s Amended Articles of Incorporation or Regulations, applicable law (including the OGCL), any insurance policy, any contract or otherwise.
     The Registrant maintains, and in the future may continue to maintain, insurance to insure its present or former directors, officers and employees against liabilities and expenses arising out of any claim or breach of duty, error, misstatement, misleading statement, omission or other acts done by reasons of their being such directors, officers or employees of the Registrant.
Item 7. Exemption from Registration Claimed.
     Not Applicable.

Item 8. Exhibits.
     (a) Exhibits:
     The following exhibits are filed with, or incorporated by reference into, this Registration Statement:

Exhibit No.	Description

4.1	Amended Articles of Incorporation of the Registrant, as filed with the Ohio Secretary of State on October 13, 1998, incorporated herein by reference to Exhibit 3(a) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 1998 (SEC File No. 0-4016)

4.2	Code of Regulations of the Registrant, as amended through September 28, 2000 [for SEC reporting compliance purposes only], incorporated herein by reference to Exhibit 3(b) to the Registrant’s Quarterly Report on Form 10-Q for the quarterly period ended August 31, 2000 (SEC File No. 001-08399)

10.1	Worthington Industries, Inc. Deferred Profit Sharing Plan (as amended and restated effective as of January 1, 2000, except where separately stated, and executed on December 31, 2001) (Filed herewith)

10.2	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan for the Economic Growth and Tax Relief Reconciliation Act of 2001 and for Other Purposes (executed in 2002) (Filed herewith)

10.3	First Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed February 1, 2003) (Filed herewith)

10.4	Second Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed March 31, 2003) (Filed herewith)

10.5	Minimum Distribution Requirements Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 23, 2003) (Filed herewith)

10.6	Third Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 15, 2005) (Filed herewith)

10.7	Worthington Industries, Inc. Deferred Profit Sharing Plan —Amendment for Final Regulations under Sections 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (executed December 28, 2006) (Filed herewith)

10.8	Fourth Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 17, 2007) (Filed herewith)

Exhibit No.	Description

10.9	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed September 25, 2008) (Filed herewith)

10.10	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan for the Pension Protection Act of 2006 and Other Guidance (executed November 25, 2008) (Filed herewith)

10.11	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 28, 2009) (Filed herewith)

23.1	Consent of KPMG LLP, independent registered public accounting firm (Filed herewith)

23.2	Consent of KPMG LLP, independent registered public accounting firm, with respect to consolidated financial statements of Worthington Armstrong Venture (Filed herewith)

23.3	Consent of Meaden & Moore, Ltd., independent registered public accounting firm, in respect of the Worthington Industries, Inc. Deferred Profit Sharing Plan (Filed herewith)

24.1	Powers of Attorney of Executive Officers and Directors of Worthington Industries, Inc. (Filed herewith)
     (b) In accordance with Item 8 of Form S-8, this Registration Statement does not include Exhibit 5 — Opinion regarding legality for plans subject to the requirements of ERISA as the Registrant undertakes that, as applicable, the Plan and any amendments thereto have been or will be submitted to the Internal Revenue Service (the “IRS”) in a timely manner and all changes required by the IRS in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), have been or will be made.
Item 9. Undertakings.
(a)	The undersigned Registrant hereby undertakes:
(l)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration

Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;
provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Part II, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.
[Remainder of page intentionally left blank;
signatures on following page.]

SIGNATURES
     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on the 30th day of July, 2010.

WORTHINGTON INDUSTRIES, INC.
By:	/s/ John P. McConnell
John P. McConnell, Chairman of the Board and
Chief Executive Officer

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on July 30, 2010.

Signature	Title

/s/ John P. McConnell
John P. McConnell	Director, Chairman of the Board and Chief Executive Officer (Principal Executive Officer)

/s/ B. Andrew Rose
B. Andrew Rose	Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard G. Welch
Richard G. Welch	Controller (Principal Accounting Officer)

*
John B. Blystone	Director

*
Michael J. Endres	Director

*
Peter Karmanos, Jr.	Director

Signature	Title

*
John R. Kasich	Director

*
Carl A. Nelson, Jr.	Director

*
Sidney A. Ribeau	Director

*
Mary Schiavo	Director

*	The undersigned, by signing his name hereto, does hereby sign this Registration Statement on Form S-8 on behalf of each of the directors of the Registrant identified above pursuant to Powers of Attorney executed by the directors identified above, which Powers of Attorney are filed with this Registration Statement on Form S-8 as Exhibit 24.1.

By:	/s/ John P. McConnell
Date: July 30, 2010
John P. McConnell, Attorney-in-Fact

     The Plan. Pursuant to the requirements of the Securities Act of 1933, the trustees or other persons who administer the Worthington Industries, Inc. Deferred Profit Sharing Plan have duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Columbus, State of Ohio, on July 30, 2010.

WORTHINGTON INDUSTRIES, INC. DEFERRED PROFIT SHARING PLAN
By:	Administrative Committee, Plan Administrator

By:	/s/ Dale T. Brinkman
Dale T. Brinkman, Member

INDEX TO EXHIBITS

Exhibit No.	Description	Location

4.1	Amended Articles of Incorporation of Worthington Industries, Inc., as filed with the Ohio Secretary of State on October 13, 1998	Incorporated herein by reference to Exhibit 3(a) to the Quarterly Report on Form 10-Q of Worthington Industries, Inc. for the quarterly period ended August 31, 1998 (SEC File No. 0-4016)

4.2	Code of Regulations of Worthington Industries, Inc., as amended through September 28, 2000 [for SEC reporting compliance purposes only]	Incorporated herein by reference to Exhibit 3(b) to the Quarterly Report on Form 10-Q of Worthington Industries, Inc. for the quarterly period ended August 31, 2000 (SEC File No. 001-08399)

10.1	Worthington Industries, Inc. Deferred Profit Savings Plan (as amended and restated effective as of January 1, 2000, except where separately stated, and executed on December 31, 2001)	Filed herewith

10.2	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan for the Economic Growth and Tax Relief Reconciliation Act of 2001 and for Other Purposes (executed in 2002)	Filed herewith

10.3	First Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed February 1, 2003)	Filed herewith

10.4	Second Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed March 31, 2003)	Filed herewith

10.5	Minimum Distribution Requirements Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 23, 2003)	Filed herewith

Exhibit No.	Description	Location

10.6	Third Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 15, 2005)	Filed herewith

10.7	Worthington Industries, Inc. Deferred Profit Sharing Plan —Amendment for Final Regulations under Sections 401(k) and 401(m) of the Internal Revenue Code of 1986, as amended (executed December 28, 2006)	Filed herewith

10.8	Fourth Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 17, 2007)	Filed herewith

10.9	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed September 25, 2008)	Filed herewith

10.10	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan for the Pension Protection Act of 2006 and Other Guidance (executed November 25, 2008)	Filed herewith

10.11	Amendment to the Worthington Industries, Inc. Deferred Profit Sharing Plan (executed December 28, 2009)	Filed herewith

23.1	Consent of KPMG LLP, independent registered public accounting firm	Filed herewith

23.2	Consent of KPMG LLP, independent registered public accounting firm, with respect to consolidated financial statements of Worthington Armstrong Venture	Filed herewith

23.3	Consent of Meaden & Moore, Ltd., independent registered public accounting firm, in respect of the Worthington Industries, Inc. Deferred Profit Sharing Plan	Filed herewith

24.1	Powers of Attorney of Executive Officers and Directors of Worthington Industries, Inc.	Filed herewith